As filed with the Securities and Exchange Commission on July 24, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Onconova Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

copies to:

David S. Rosenthal, Esq. James J. Marino, Esq. Dechert LLP 1095 Avenue of the Americas New York, New York 10036 (212) 698-3500	Andrew S. Williamson, Esq. Brent B. Siler, Esq. Brian F. Leaf, Esq. Cooley LLP 11951 Freedom Drive Reston, Virginia 20190 (703) 456-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-189358

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value per share	633,975 shares	$15.00	$9,509,625	$1,298

(1)	Includes 82,693 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any.
(2)

The Registrant is registering 633,975 shares pursuant to this Registration Statement, which shares are in addition to the 5,307,692 shares registered pursuant to the Form S-1 Registration Statement (Registration No. 333-189358).

(3)	Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 relating to the public offering of common stock of Onconova Therapeutics, Inc. contemplated by the Registration Statement on Form S-1 (File No. 333-189358), as amended (the “Prior Registration Statement”) is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the number of shares to be offered in the public offering by 633,975 shares, including 82,693 shares that may be sold pursuant to an over-allotment option granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 24, 2013, are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newtown, Commonwealth of Pennsylvania, on the 24th day of July, 2013.

ONCONOVA THERAPEUTICS, INC.

By:	/s/ RAMESH KUMAR, PH.D.
Ramesh Kumar, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAMESH KUMAR, PH.D.	Director, President and Chief Executive	July 24, 2013
Ramesh Kumar, Ph.D.	Officer (Principal Executive Officer)

/s/ AJAY BANSAL	Director and Chief Financial Officer	July 24, 2013
Ajay Bansal	(Principal Financial Officer)

/s/ JAMES R. ALTLAND	Senior Vice President, Finance & Corporate	July 24, 2013
James R. Altland	Development (Principal Accounting Officer)

*	Chairman, Board of Directors	July 24, 2013
Michael B. Hoffman

*	Director	July 24, 2013
Henry S. Bienen, Ph.D.

*	Director	July 24, 2013
Viren Mehta

Signature	Title	Date

*	Director	July 24, 2013
Sarath Naru

*	Director	July 24, 2013
Pankaj R. Patel

*	Director	July 24, 2013
E. Premkumar Reddy, Ph.D.

*	Director	July 24, 2013
Alan R. Williamson, Ph.D.

*By:	/s/ RAMESH KUMAR PH.D.
Ramesh Kumar Ph.D.
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.		Description

5.1	*	Opinion of Dechert LLP regarding the validity of the securities being registered.

23.1		Consent of Ernst & Young LLP.

23.2		Consent of EisnerAmper LLP.

23.3	*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	**	Powers of Attorney

*	Filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189358) filed with the Commission on July 23, 2013.
**	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-189358) filed with the Commission on June 14, 2013.